UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2010

HELI ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53692	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 50 Fengxiang South Road, Jianggao Town, Baiyun District
Guangzhou, P.R. China	________________________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 020-36356928

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Items

On November 15, 2010, the Company’s board of directors approved a fifty (50) for one (1) reverse stock split of the Company’s authorized and issued and outstanding shares, such that its authorized capital decreased from 12,000,000,000 share of common stock to 240,000,000 shares of common stock and, correspondingly, its issued and outstanding shares of common stock decreased from 272,000,000 shares of common stock to 5,440,000, all with a par value of $0.00001. No fractional shares will be issued and all fractional shares resulting from the reverse split will be rounded down.

On November 17, 2010, the Nevada Secretary of State accepted for filing of a Certificate of Change, wherein we have effected an amendment to our Articles of Incorporation to decrease the authorization number of shares of our common stock from 12,000,000,000 to 240,000,000 shares, par value of $0.00001.

The reverse stock split has become effective with the Over-the-Counter Bulletin Board at the opening of trading on November 30, 2010 under the symbol “HELID”. The “D” on our trading symbol will be removed 20 days after November 30, 2010. Our new CUSIP number is 423258201.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELI ELECTRONICS CORP.

/s/ Xin Qiu
Xin Qiu
President and Director

Date: December 6, 2010